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Exhibit 99.2

FORM OF INSTRUCTIONS FOR COMPLETION OF FOAMEX INTERNATIONAL INC.
RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT OR YOUR BANK, BROKER OR OTHER NOMINEE
AS TO ANY QUESTIONS.

        The following instructions relate to the grant by us to holders of our common stock or Series B preferred stock of non-transferable rights to purchase shares of our common stock at an exercise price of $2.25 in cash per share, as described in our prospectus dated                        , 2006 (the "Prospectus").

        We will distribute to stockholders of record of our common stock or Series B preferred stock as of the close of business on                        , 2006, New York City time, at no charge, one non-transferable right for each share of our common stock or Series B preferred stock they hold on the record date.

        The number of rights to which you are entitled is printed on your rights certificate. You should indicate your wishes with regard to the exercise of your rights by completing, executing and returning to the rights agent your rights certificate in the envelope provided. You should ensure that you complete the form on the reverse side of your rights certificate. Capitalized terms not defined herein are defined in the Prospectus.

        YOUR RIGHTS CERTIFICATE AND PAYMENT OF THE EXERCISE PRICE MUST BE RECEIVED BY THE RIGHTS AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                        , 2006, UNLESS THE TIME PERIOD FOR EXERCISING THE RIGHTS IS EXTENDED BY FOAMEX INTERNATIONAL INC. (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). THE RIGHTS EXPIRE, IF NOT PREVIOUSLY EXERCISED, AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOUR EXERCISE OF RIGHTS MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

1.     RIGHTS.

        Each right issued in respect of common stock is a right to purchase additional shares of our common stock at an exercise price of $2.25 per share. Each right issued in respect of Series B preferred stock is a right to purchase additional shares of our common stock at an exercise price of $2.25 per share. You are not required to exercise all of your rights granted to you pursuant to the rights offering. The number of rights to which you are entitled is printed on your rights certificate.

        You should indicate your wishes with regard to the exercise of your rights by completing the appropriate sections of your rights certificate and returning the certificate to the rights agent in the envelope provided pursuant to the procedures described in the Prospectus and in these instructions.

2.     EXERCISING YOUR RIGHTS AND PAYING FOR YOUR SHARES.

        You may exercise your rights by properly completing and signing your rights certificate.

        You must deliver your rights certificate to Mellon Investor Services LLC, which is acting on behalf of the rights agent, Mellon Bank N.A. The address of the rights agent is set forth below and on your rights certificate. THE RIGHTS AGENT WILL NOT ACCEPT A FACSIMILE TRANSMISSION OF YOUR COMPLETED RIGHTS CERTIFICATE.

        The delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by:

  •
  certified check drawn upon a U.S. bank payable to the rights agent;

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  cashier's check drawn upon a U.S. bank or express money order payable to the rights agent; or

  •
  wire transfer of funds to the account maintained by the rights agent for the purpose of the rights offering at:

  Mellon Bank N.A.
  ABA 043-000-261
  Reorg. Acct. 0018518
  Ref.: Foamex—Job 185000—Rights Ctf#
  Attn.: Evelyn O'Connor
  Tel.: (201) 680-4515

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  ensure that the wire instructions include the rights certificate number; and

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  send your rights certificate via overnight courier to be delivered on the next business day following the day of the wire transfer to the rights agent.

        THE RIGHTS AGENT WILL NOT ACCEPT NON-CERTIFIED CHECKS DRAWN ON PERSONAL OR BUSINESS ACCOUNTS. THE RIGHTS AGENT WILL ACCEPT PAYMENT ONLY BY CERTIFIED CHECK, CASHIER'S CHECK, EXPRESS MONEY ORDER OR WIRE TRANSFER OF FUNDS.

        You should deliver your rights certificate and payment of the exercise price (unless you decide to wire your payment) to the rights agent by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop Reorg Jersey City, NJ 07310	Mellon Investor Services LLC 120 Broadway, 13th Floor New York, NY 10271

        Payment of the exercise price by wire transfer may be made as provided above.

        If you have questions about whether your completed rights certificate or payment has been received, you may call the information agent at (800) 851-9677.

        Your delivery to an address other than the addresses set forth above will not constitute valid delivery.

3.     METHOD OF DELIVERY OF YOUR RIGHTS CERTIFICATE TO THE RIGHTS AGENT.

        The rights agent must receive the rights certificate and payment of the estimated exercise price on or before the Expiration Date. Deposit in the mail will not constitute delivery to the rights agent. The rights agent has discretion to refuse to accept any improperly completed or unexecuted rights certificate. You are responsible for the method of delivery of your rights certificate. We recommend that you send your rights certificate by overnight courier, or if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the rights agent prior to the expiration of the rights offering.

4.     NON-TRANSFERABILITY OF RIGHTS.

        Only you may exercise the rights. You may not sell, give away or otherwise transfer the rights.

5.     EXERCISING A PORTION OF YOUR RIGHTS.

        If you purchase fewer than all of the shares of our common stock represented by your rights certificate, you must contact the rights agent, at the rights agent's address set forth above, regarding issuance of a new rights certificate representing your unexercised rights.

6.     WITHDRAWAL OF EXERCISE OF RIGHTS

        Your exercise of rights may be validly withdrawn at any time prior to the deadline for withdrawal, but not thereafter, subject to applicable law. The deadline for withdrawal is 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the deadline for withdrawal at its address set forth above. Any such notice of withdrawal must (a) specify the name of the person that exercised the rights, which exercise is to be withdrawn, (b) contain the number of rights exercised, which exercise is to be withdrawn, and (c) be signed by the holder of such rights in the same manner as the original signature on the rights certificate by which such rights were exercised (including any required signature guarantees). Any rights the exercise of which has been properly withdrawn will be deemed not to have been exercised for purposes of the rights offering.

        Withdrawals of exercises of rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights the exercise of which have been properly withdrawn will thereafter be deemed not exercised for purposes of the rights offering; provided, however, that rights may be re-exercised by again following one of the appropriate procedures described herein at any time at or prior to the expiration of the rights offering.

7.     EXECUTION OF RIGHTS CERTIFICATE.

  (a)
  Execution by Registered Holder. The signature on the rights certificate must correspond with the name or names of the registered holder(s) exactly as it appears on the face of the rights certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the rights certificate in accordance with the foregoing. If you sign the rights certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the rights agent in its sole and absolute discretion, you must present to the rights agent satisfactory evidence of your authority to sign in that capacity.

  (b)
  Signature Guarantees. Your signature on the rights certificate must be guaranteed by an eligible institution if you specify special issuance or delivery instructions.

        An "eligible institution" is a "financial institution," which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following: (i) the Securities Transfer Agents Medallion Program; (ii) the New York Stock Exchange, Inc. Medallion Signature Program; or (iii) the Stock Exchanges Medallion Program.

8.     PROCEDURES FOR DTC PARTICIPANTS.

        If your rights are held of record through The Depository Trust Company ("DTC"), you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the aggregate number of rights you are exercising and the price for each share you purchased pursuant to your exercise of rights.

9.     ISSUANCE OF OUR COMMON STOCK.

        If you properly exercise your rights, you will be deemed to own the shares immediately after the Expiration Date. We will issue share certificates on or as soon as practicable after the effective date of the Plan. We have the discretion to delay distribution of any shares if necessary to comply state securities laws. No interest will be paid to you on the funds you deposit with the rights agent. If you would like any or all of the shares to be issued to you upon exercise of your rights registered in the name of someone other than yourself, you should complete the appropriate section of your rights certificate.

10.   U.S. HOLDERS: FORM W-9.

        If you elect to exercise the rights, you should provide the rights agent with a correct Taxpayer Identification Number on the Form W-9, which is included in the rights certificate. Additional copies of Form W-9 may be obtained upon request from the rights agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject you to a $50 penalty and to federal income tax backup withholding with respect to dividends that may be paid by us on shares of common stock purchased upon the exercise of rights (for those holders exercising rights) and with respect to proceeds from the sale of rights. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are included with these instructions.

11.   NON-U.S. HOLDERS: FORM W-8.

        Certain non-U.S. persons are not subject to backup withholding and information reporting requirements. A non-U.S. person may qualify as an exempt recipient by submitting to the rights agent a properly completed Internal Revenue Service Form W-8 BEN (or other applicable form), signed under penalty of perjury, attesting to that person's exempt status. A non-U.S. person may be entitled to certain treaty benefits that reduced or eliminate U.S. withholding tax on dividends paid on common shares under terms of a tax treaty between the United States and the non-U.S. person's country of residence. Such non-U.S. person must demonstrate its entitlement to treaty benefits by providing a Form W-8 BEN (or other applicable form). Copies of Form W-8BEN (or other applicable form) may be obtained from the Internal Revenue Service or, upon request, from the rights agent. Non-U.S. persons should consult their tax advisors with respect to the application of U.S. information reporting and backup withholding rules to the ownership and disposition of our common shares.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

        GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYOR. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

FOR THIS TYPE OF ACCOUNT:		GIVE THE SOCIAL SECURITY NUMBER OF—
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
b.	So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5.	Sole proprietorship or single-owner LLC	The owner (3)
FOR THIS TYPE OF ACCOUNT:		GIVE THE EMPLOYER IDENTIFICATION NUMBER OF —
6.	Sole proprietorship or single-owner LLC	The owner (3)
7.	A valid trust, estate or pension trust	The legal entity (4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt anization account	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity ch as a state or local government, school district prison) that receives agricultural program payments	The public entity

1.
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

2.
Circle the minor's name and furnish the minor's social security number.

3.
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

4.
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE:

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An organization exempt from tax under Section 501(a), an individual retirement account (IRA) or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

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The United States or a state thereof, the District of Columbia, a possession of the United States or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

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An international organization or any agency or instrumentality thereof.

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A foreign government and any political subdivision, agency or instrumentality thereof.

OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

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A corporation.

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A financial institution.

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A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

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A real estate investment trust.

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A common trust fund operated by a bank under Section 584(a).

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An entity registered at all times during the tax year under the Investment Company Act of 1940.

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A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

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A futures commission merchant registered with the Commodity Futures Trading Commission.

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A foreign central bank of issue.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

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Payments to nonresident aliens subject to withholding under Section 1441.

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Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

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Payments of patronage dividends not paid in money.

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Payments made by certain foreign organizations.

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Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

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Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the Payor.

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Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

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Payments described in Section 6049(b)(5) to nonresident aliens.

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Payments on tax-free covenant bonds under Section 1451.

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Payments made by certain foreign organizations.

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Mortgage interest paid to you.

        Certain payments, other than payments of interest, dividends and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

PRIVACY ACT NOTICE.    Section 6109 requires you to provide your correct taxpayer identification number to payors, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold as much as 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a Payor. Certain penalties may also apply.

PENALTIES

(1)
FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a Payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)
CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

QuickLinks

FORM OF INSTRUCTIONS FOR COMPLETION OF FOAMEX INTERNATIONAL INC. RIGHTS CERTIFICATES
CONSULT THE INFORMATION AGENT OR YOUR BANK, BROKER OR OTHER NOMINEE AS TO ANY QUESTIONS.
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9